Exhibit 10.1

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of April 28, 2011 (the “Amendment Date”), is made by and between AUTOINFO, INC., a Delaware corporation (“Parent Company”) and its direct and indirect Subsidiaries, namely, SUNTECK TRANSPORT CO., INC. (“Sunteck”), ELEETS LOGISTICS, INC. (“ELEETS”), SUNTECK TRANSPORT CARRIERS, INC. (“STC”), SUNTECK GOVERNMENT LOGISTICS, INC. (“SGL”), SUNTECK TRANSPORT GROUP, INC., a Florida corporation (“STG”), RAILPORT SERVICES, INC., a Florida corporation (“RSI”) and AMERICAN SHIPPERS DISPATCH, INC. (“ASD”), all of which are Florida corporations (Parent Company, together with Sunteck, ELEETS, STC, SGL, RSI and ASD, herein called, collectively, the “Borrowers” and, individually, a “Borrower”), and REGIONS BANK (“Lender”), for the purpose of amending that certain Loan and Security Agreement, dated as of February 17, 2009, made between Borrowers and Lender (as amended to date and as further amended hereby, the “Loan Agreement”), as an accommodation to Borrowers made at their request in reliance by Lender on the terms and conditions herein contained.

1.                    Definitions, Etc.  Capitalized terms used in this Amendment, but not expressly defined herein, shall have the same meanings as given to such terms in the Loan Agreement.  Section references used in this Amendment shall mean Sections references in the Loan Agreement.

2.                    Amendments.  The Loan Agreement shall be amended as follows:

2.1  Applicable Margin.  The pricing table set forth in the definition of “Applicable Margin,” appearing in Section 1.2 of the Loan Agreement, shall be amended and restated to read in its entirety as follows:

	Funded Debt to EBITDA Ratio	Applicable Margin LIR Loans	Base Rate Loan
Level I	Greater than 5.00 to 1.00	2.25%	1.25%
Level II	Less than or equal to 5.00 to 1.00, but greater than 2.50 to 1.00	2.00%	1.00%
Level III	Less than or equal to 2.50 to 1.00	1.75%	.75%

2.2  Elimination of Flat Rate. The proviso to the definition of “Flat Rate” appearing in Section 1.2 of the Loan Agreement shall be deleted, in its entirety, and the references to the Flat Rate appearing (twice) in Section 2.3(c) shall likewise be deleted, and the applicable rate of interest on the Loans henceforth shall be determined without regard thereto.

2.3  Increase in Commitment.  The sum “Thirty Million Dollars ($30,000,000),” appearing in the definition of “Revolving Loan Commitment” in Section 1.2, shall be changed to read, instead, “Thirty-Five Million Dollars ($35,000,000)”.

2.4  Extension of Maturity.  The words “third anniversary of the Closing Date” appearing in clause (a) of the definition of “Termination Date” in Section 1.2, shall be changed to read, instead, “June 30, 2014”

2.5  Permitted Acquisition.  There shall be added to Section 7.4, at the present end thereof, the following sentence:

Notwithstanding the foregoing, however, Borrowers (or any one of them) may acquire all, or substantially all, of the assets of, or equity interests in, Eleets Transportation (“Eleets”) hereafter (herein, the “Eleets Acquisition”) subject to the following conditions:  (i) no Default or Event of Default shall exist at the time of the Eleets Acquisition, nor shall any Default or Event of Default result from the Eleets Acquisition when made; (ii) the cash outlay from the Borrowers for the Eleets Acquisition shall not exceed Four Million Dollars ($4,000,000); (iii) the Eleets Acquisition shall be made subject to, and in conformity with, the conditions included in the “Memo of Understanding” between Borrower and Eleets dated October 25, 2010, with such modifications (if any) thereto as Lender may approve; (iv) Lender shall have received, reviewed and approved prior to their becoming effective all material documents, instruments, certificates and agreements between Borrowers and Eleets respecting the Eleets Acquisition; (v) if the Eleets Acquisition is made as an acquisition of equity interests in Eleets, the equity interests in Eleets so acquired shall be pledged to Lender and Eleets shall become a co-Borrower hereunder by written joinder to this Agreement executed by it upon the Eleets Acquisition becoming effective; (vi) both before and immediately upon and after the Eleets Acquisition becoming effective, Excess Availability must be at least Six Million Dollars ($6,000,000); and (vii) no assets of Eleets shall be included in the Borrowing Base until after the Eleets Acquisition has become effective and Lender shall have completed its field examination in regard thereto.

2.6  Funded Debt to EBITDA Ratio.  Section 8.2(b) of the Loan Agreement shall be amended and restated in its entirety, to read as follows:

(b)      Funded Debt to EBITDA Ratio.  The Funded Debt to EBITDA Ratio for each Fiscal Month, beginning with the Fiscal Month ending January 31, 2009 shall be not more than 5.00 to1; provided, however, that, notwithstanding the forgoing,  beginning with the Fiscal Month ending January 31, 2010, and continuing through the Fiscal Month ending December 31, 2010, the Funded Debt to EBITDA ratio for each Fiscal Month shall be not more than 7.50 to 1; beginning with the Fiscal Month ending January 31, 2011 and continuing thereafter, through the Fiscal Month ending December 31, 2011, the Funded Debt to EBITDA Ratio shall be not more than 6.00 to 1, beginning with the Fiscal Month ending January 31, 2012 and continuing thereafter through the Fiscal Month ending December 31, 2012, the Funded Debt to EBITDA Ratio shall be not more than 5.00 to 1; and beginning with the Fiscal Month ending January 31, 2013, and continuing thereafter the Funded Debt to EBITDA Ratio shall be not more than 4.00:1.

3.                    Conditions Precedent.  Completion of the following to Lender’s satisfaction shall constitute express conditions precedent to the effectiveness of the amendments set forth in Section 2 above:  (i) Lender and Borrowers shall have executed and delivered this Amendment; (ii) Borrowers shall have executed and delivered to Lender a replacement Revolving Note reflecting the increased amount of the Revolving Loan Commitment; and (iii) Borrowers shall have caused their respective corporate Secretaries or other authorized officer(s) to have executed and delivered a certificate in respect of authorization and incumbency.

4.                    Representations and Warranties.  In order to induce Lender to enter into this Amendment, Borrowers hereby represent and warrant to Lender as follows:

4.1  Legal Right.  Each Borrower has the full power, right and legal authority to execute, deliver and perform its obligations under this Amendment;

4.2  Authorization.  Each Borrower has taken all necessary corporate action necessary to authorize the execution and delivery of, and the performance of its obligations under, this Amendment;

4.3  Enforceability.  This Amendment constitutes a legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally;

4.4  No Default.  No Default or Event of Default has occurred and is continuing or would result from the execution, delivery and performance by each Borrower of this Amendment;

4.5  No Offset.  No right of offset, no defense and no counterclaim exists in favor of either Borrower in regard to the payment and performance of the Obligations;

4.6  Representations.  The representations and warranties contained in the Loan Agreement and in each of the other Loan Documents to which each Borrower is a party remain true and complete on and as of the date hereof as though made on and as of the date hereof except for (i) changes which have occurred and which were not prohibited by the terms of the Loan Agreement or such other Loan Documents, (ii) to the extent that any such representation or warranty related to an earlier date, and (iii) as are affected by transactions specifically and expressly contemplated by the Loan Agreement.

5.                    Reference to and Effect on the Documents.

5.1  Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Loan Agreement in the other Loan Documents other than the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

5.2  Except as specifically amended hereby, the Loan Agreement and all other Loan Documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect, and are hereby ratified, confirmed and acknowledged by Borrowers.  The amendments set forth herein are limited precisely as written and shall not be deemed to (i) be a consent to any waiver or modification of any other term or conditions of the Loan Agreement, any other Loan Document, or any document delivered pursuant thereto, or (ii) prejudice any right or rights which Lender may now or in the future have in connection with the Loan Agreement or any other Loan Document, or (iii) constitute a novation of the Loan Agreement or any other Loan Document.

6.                    Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with the substantive laws of the State of Georgia, without regard for its conflict of laws principles.

7.                    Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.                    Successors.  This Amendment shall be binding upon the permitted successors and assigns of the parties hereto.

9.                    Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.

10.                  Loan Document.  This Amendment constitutes a Loan Document under the Loan Agreement.

11.                  Amendment Fees.  None.

WITNESS the hands of Borrowers and Lender, as of the date first above written.

“BORROWERS”

AUTOINFO, INC.

By:	William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

SUNTECK TRANSPORT CO., INC.

By:	William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

ELEETS LOGISTICS, INC.

By:	William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

SUNTECK TRANSPORT CARRIERS, INC.

By:	William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

SUNTECK GOVERMENT LOGISTICS, INC.

By:	William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

SUNTECK TRANSPORT GROUP, INC.

By:	William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

RAILPORT SERVICES, INC.

By:	William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

AMERICAN SHIPPERS DISPATCH, INC.

By:	William I. Wunderlich

Name:	William I. Wunderlich

Title:	Chief Financial Officer

Accepted in Atlanta, Georgia

“LENDER”

REGIONS BANK

By:	David L. Coody

Name:	David L. Coody

Title:	Senior Vice President